EXHIBIT 3

	Number of				Percent of Class
	Shares				Beneficially
	(Direct)		Number of Shares		Owned
Name of Reporting Person	(11)(12)		(Indirect) (11)(12)		(1)(11)(12)
Mayfield IX Management, L.L.C.	-0-		3,964,640	(2) (3)	6.4%
Mayfield IX, a Delaware Limited Partnership	3,766,409	(2)	-0-		6.1%
Mayfield Associates Fund IV, a Delaware Limited Partnership	198,231	(3)	-0-		0.3%
Mayfield XI Management, L.L.C.	-0-		4,992,813	(4) (5) (6) (7)	8.1%
Mayfield XI, a Delaware Limited Partnership	269,611	(4)	-0-		0.4%
Mayfield XI Qualified, a Delaware Limited Partnership	4,323,779	(5)	-0-		7.0%
Mayfield Associates Fund VI, a Delaware Limited Partnership	89,871	(6)	-0-		0.1%
Mayfield Principals Fund II, a Delaware LLC Including Multiple Series	309,552	(7)	-0-		0.5%
Yogen K. Dalal	-0-		8,957,453	(8) (9)	14.5%
F. Gibson Myers, Jr.	-0-		3,964,640	(8)	6.4%
William D. Unger	-0-		3,964,640	(8)	6.4%
Wendell G. Van Auken, III	-0-		3,964,640	(8)	6.4%
A. Grant Heidrich, III	-0-		3,964,640	(8)	6.4%
David J. Ladd	-0-		4,992,813	(9) (10)	8.1%
Allen L. Morgan	-0-		4,992,813	(9) (10)	8.1%
Janice M. Roberts	-0-		4,992,813	(9)	8.1%
Robert T. Vasan	-0-		4,992,813	(9) (10)	8.1%
TOTAL	8,957,453				14.5%

(1)	The respective percentages set forth in this column were obtained by dividing the number of shares by the aggregate number of shares outstanding as of October 30, 2009, as reported in the Issuer’s Form 10-Q for the period ended September 30, 2009.

(2)	Represents shares held directly by Mayfield IX, a Delaware Limited Partnership (“Mayfield IX”), of which Mayfield IX Management, L.L.C. (“Mayfield IX Management”) is the sole General Partner.

(3)	Represents shares held directly by Mayfield Associates Fund IV, a Delaware Limited Partnership (“Mayfield Associates IV”), of which Mayfield IX Management is the sole General Partner.

(4)	Represents shares held directly by Mayfield XI, a Delaware Limited Partnership (“Mayfield XI”), of which Mayfield XI Management, L.L.C. (“Mayfield XI Management”) is the sole General Partner.

(5)	Represents shares held directly by Mayfield XI Qualified, a Delaware Limited Partnership (“Mayfield XI Qualified”), of which Mayfield XI Management is the sole General Partner.

(6)	Represents shares held directly by Mayfield Associates Fund VI, a Delaware Limited Partnership (“Mayfield Associates VI”), of which Mayfield XI Management is the sole General Partner.

(7)	Represents shares held directly by Mayfield Principals Fund II, a Delaware LLC Including Multiple Series (“Mayfield Principals II”), of which Mayfield XI Management is the Managing Director.

(8)	Includes shares held directly by Mayfield IX and Mayfield Associates IV. Yogen K. Dalal, F. Gibson Myers, Jr., William D. Unger, Wendell G. Van Auken, III and A. Grant Heidrich, III are Managing Directors of Mayfield IX Management, which is the general partner of Mayfield IX and Mayfield Associates IV. Messrs. Dalal, Myers, Unger, Van Auken and Heidrich may be deemed to have shared voting and dispositive power over the shares

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which are or may be deemed to be beneficially owned by Mayfield IX and Mayfield Associates IV, but each disclaims such beneficial ownership.

(9)	Includes shares held directly by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II. Yogen K. Dalal, David J. Ladd, Allen L. Morgan, Janice M. Roberts and Robert T. Vasan are Managing Directors of Mayfield XI Management, which is the general partner of Mayfield XI, Mayfield XI Qualified and Mayfield Associates VI and the sole Managing Director of Mayfield Principals II. Messrs. Dalal, Ladd and Morgan, Ms. Roberts and Mr. Vasan may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield XI, Mayfield XI Qualified, Mayfield Associates VI and Mayfield Principals II, but each disclaims such beneficial ownership.

(10)	David J. Ladd, Allen L. Morgan and Robert T. Vasan are limited partners of Mayfield Associates IV and in such capacity do not share voting or dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield Associates IV. Each disclaims any beneficial ownership of such shares. Allen L. Morgan is a Non-Managing Member of Mayfield IX Management, which is the general partner of Mayfield IX and Mayfield Associates IV, and in such capacity does not share voting or dispositive power over any shares which are or may be deemed to be beneficially owned by Mayfield IX and Mayfield Associates IV. Mr. Morgan disclaims any beneficial ownership of such shares.

(11)	Each individual Reporting Person expressly disclaims that he or she is the beneficial owner of any shares which are or may be deemed to be beneficially owned by any other individual Reporting Person in his or her individual capacity.

(12)	The numbers of shares, and percentage ownership, reported elsewhere in this Schedule 13G are as of December 31, 2009. As of February 4, 2010, the following Reporting Persons owned directly the following numbers of shares:

	Number of	Percent of Class
	Shares	Beneficially
Name of Reporting Person	(Direct)	Owned
Mayfield IX, a Delaware Limited Partnership	3,217,535	5.2%
Mayfield Associates Fund IV, a Delaware Limited Partnership	169,343	0.3%
Mayfield XI, a Delaware Limited Partnership	230,321	0.4%
Mayfield XI Qualified, a Delaware Limited Partnership	3,693,681	6.0%
Mayfield Associates Fund VI, a Delaware Limited Partnership	76,775	0.1%
Mayfield Principals Fund II, a Delaware LLC Including Multiple Series	264,441	0.4%
TOTAL	7,652,096	12.4%

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